QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 30, 2009 (except for Note 2 as to which the date is September 18, 2009 and the adoption of Accounting Standards Codification 810, Consolidation, and related disclosure in Note 3 as to which the date is December 22, 2009) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-152671) and related Prospectus of First Wind Holdings Inc. dated February 5, 2010.

/s/Ernst & Young LLP

Boston, Massachusetts
February 5, 2010

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM